Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-266019) of our report dated April 15, 2026 with respect to the consolidated financial statements of Q/C Technologies, Inc. (formerly known as TNF Pharmaceuticals, Inc.), included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Grassi & Co., CPAs, P.C.
Grassi & Co., CPAs, P.C.

Glastonbury, Connecticut
April 15, 2026